PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated February 7, 2019)	Registration No. 333-228909

LIVEXLIVE MEDIA, INC.

Up to $45,000,000

Common Stock

We have entered into a Sales Agreement, dated August 23, 2021 (the “Sales Agreement”), with Needham & Company, LLC (the “Sales Agent”). The Sales Agreement relates to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $45,000,000 from time to time through Needham & Company, acting as our agent or principal.

Our common stock trades on The Nasdaq Capital Market under the symbol “LIVX.” On August 20, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.00 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Needham & Company is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Needham & Company will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to Needham & Company. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to Needham & Company with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q, which we have incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Needham & Company

The date of this prospectus supplement is August 24, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 (No. 333-228909) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the registration statement, we may sell any combination of our common stock and preferred stock, debt securities and/or warrants to purchase any of such securities, either individually or in units, from time to time in one or more offerings. This prospectus supplement provides specific information about the offering by us of shares of common stock from time to time under the shelf registration statement.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus dated February 7, 2019, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, or incorporated by reference herein or therein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but all such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information” beginning on page S-12.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “LiveXLive,” “we,” “us,” “our” and the “Company” refer to LiveXLive Media, Inc. References to our “common stock” refer to the common stock of LiveXLive Media, Inc.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

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No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important risks and factors that could cause those differences include, but are not limited to:

●	our reliance on one key customer for a substantial percentage of our revenue;

●	our incurrence of significant operating and net losses since our inception, and we anticipate continuing to incur significant losses for the foreseeable future;

●	we may need to raise additional capital, including to fund our current debt obligations and to fund potential acquisitions and capital expenditures, which may not be available on terms acceptable to us or at all and which depends on many factors beyond our control.

●	the effects of the global COVID-19 pandemic;

●	our ability to consummate any proposed financing, acquisition or transaction, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition or transaction will not occur or whether any such event will enhance shareholder value;

●	our ability to attract, maintain and increase the number of our users and paid subscribers;

●	our ability to identify, acquire, secure and develop content, including original content;

●	our ability to successfully implement our growth strategy, including relating to our technology platforms and applications;

●	our ability to maintain compliance with certain financial and other covenants;

●	our ability to consummate any future acquisitions on the proposed terms or at all;

●	our ability to integrate our acquired businesses;

●	the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably;

●	the demand for live and music streaming services and market acceptance for our products and services;

●	our ability to generate sufficient cash flow to make payments on our indebtedness;

●	our incurrence of additional indebtedness in the future; our ability to repay current indebtedness at maturity or to redeem the convertible debentures upon a fundamental chance or at specific redemption dates;

●	the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations;

●	changes in laws or regulations that apply to us or our industry;

●	our ability to recognize and timely implement future technologies in the music and live streaming space;

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●	our ability to capitalize on investments in developing our service offerings, including our LiveXLive app, to deliver and develop upon current and future technologies;

●	our significant reliance on technology to stream our content and manage other aspects of our operations;

●	significant product development expenses associated with our technology initiatives;

●	our ability to deliver end-to-end network performance sufficient to meet increasing customer demands;

●	our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform;

●	our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize;

●	our ability to expand our service offerings and deliver on our service roadmap;

●	our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform;

●	general economic and technological circumstances in the music and live streaming digital markets;

●	our ability to obtain and maintain licenses for music content used on our platforms;

●	the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners;

●	our ability to compete with our competitors;

●	our company facing significant competition for advertiser and sponsorship spend;

●	impact of negative media coverage on our business;

●	our ability to develop, maintain, protect and enhance our brand;

●	our ability to develop and maintain strong security systems and measures;

●	unfavorable economic conditions in the music industry and economy as a whole;

●	our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners;

●	the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions;

●	costs associated with defending pending or future intellectual property infringement actions and other litigation or claims;

●	increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally;

●	the effect of minimum guarantees required under certain of our podcast license agreements;

●	fluctuation in our operating results;

●	the effect of the conditional conversion feature of our convertible notes and convertible debentures;

●	our ability to establish and maintain effective internal controls over financial reporting;

●	our ability to overcome substantial doubt about our ability to continue as a going concern;

●	data security and privacy risks;

●	changes in tax treatment of companies engaged in e-commerce;

●	our reliance, in part, on the strength of our live in person festivals and events, as well as our online businesses, and the level of their popularity;

●	if we are forced to cancel or postpone all or part of a scheduled festival or event;

●	the risk of personal injuries and accidents occurring at our live music events, which could subject us to personal injury or other claims, increase our expenses and damage our brands;

●	other risks and uncertainties applicable to the businesses of our subsidiaries; and

●	other risks and uncertainties included in this prospectus supplement under the caption “Risk Factors” and risks and uncertainties described in documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, strategies, projections, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in our forward-looking statements. Therefore, you should not rely on the occurrence of events described in any of these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

LiveXLive Media, Inc. (the “Company,” “LXL,” “LiveXLive,” “we,” “us,” or “our”) is a pioneer in the acquisition, distribution and monetization of live music events, Internet radio, podcasting/vodcasting and music-related subscription, streaming and video content. Through our comprehensive service offerings and innovative content platform, we provide music fans the ability to listen, watch, attend, engage and transact. Serving a global audience, our mission is to bring the experience of live music and entertainment to consumers wherever music and entertainment is watched, listened to, discussed, deliberated or performed around the world.

Our operating model is focused on a flywheel concept of integrated services centered on servicing and monetizing superfans through multiple revenue streams and product/service offerings. At June 30, 2021, we operated five core integrated services: (1) one of the industry’s leading online live music streaming platforms (LiveXLive), (2) a fully integrated subscription and advertising streaming music service Slacker, Inc. (“Slacker”) operating as LiveXLive powered by Slacker, (3) a leading podcasting platform operating as PodcastOne (“PodcastOne”), (4) producer of original music-related content, including live music festivals, concerts and events through React Presents LLC (“React Presents”), and (5) a retailer of personalized merchandise and gifts operating as Custom Personalization Solutions, Inc. (“CPS”). LiveXLive is the first ‘live social music network’, delivering premium live-streamed, digital audio and on-demand music experiences from the world’s top music festivals, concerts and events, including Rock in Rio, Electronic Daisy Carnival (“EDC”) Las Vegas, iHeartRadio’s Wango Tango and many more. LiveXLive enhances the experience by granting audiences access to premium original content, artist exclusives and industry interviews. Our LiveXLive application offers users access to live events, audio streams with access to millions of songs and hundreds of expert-curated radio platforms and stations, original episodic content, podcasts, vodcasts, video on demand, real-time livestreams, and social sharing of content. Today, our business is comprised of a single operating segment (hereon referred to as our “operations”).

We generate revenue through the sale of subscription-based services and advertising from our music offerings, from the licensing, advertising and sponsorship of our live music and podcast content rights and services, from our expanding pay-per-view offerings, from retail sales of merchandise and gifts and expect to generate revenue from ticket sales as live events return post-COVID 19 pandemic and other revenue streams.

Operations

We provide services through a dedicated over-the-top application (“LXL App”) called LiveXLive. Our services are delivered through digital streaming transmissions over the Internet and/or through satellite transmissions and may be accessed on users’ desk-top, tablets, mobile devices (iOS, Android), Roku, Apple TV, and Amazon Fire, and through over-the-top (“OTT”), Samsung TV, STIRR, Sling, and XUMO with more service platforms in discussions. Our users can also access our music platform from our websites, including www.livexlive.com and www.slacker.com. Our users may also access our podcasts on www.podcastone.com or our PodcastOne app and acquire merchandise and gifts on www.personalizedplanet.com and www.limogesjewelry.com.

Historically, we acquired the rights to stream our live and recorded music and broadcasts from a combination of festival owners and promoters, such as Anschutz Entertainment Group (“AEG”) and Live Nation Entertainment, Inc. (“Live Nation”), music labels, including Universal Music, Warner Music and Sony Music, and through individual music publishers and rights holders. In March 2019, we entered into a multi-year agreement with iHeartMedia that combines content, production, distribution and promotion, which was further extended in March 2020, giving us exclusive global livestreaming rights to over 20 of their events per year. Beginning mid-March 2020, the current pandemic associated with COVID-19 temporarily shut down the production of all on-ground, live music festivals and events. As a result, we pivoted our production to 100% streaming, and began producing, curating, and broadcasting streaming music festivals, concerts and events across our platform. In May 2020, we launched our first pay-per-view (“PPV”) performances across our platform, allowing artists and fans to access a new digital compliment to live festivals, concerts and events.

The majority of our content acquisition agreements provide us the exclusive rights to produce, license, broadcast and distribute live broadcast streams of these festivals and events throughout the world and across any digital platform, including cable, Internet, video, audio, video-on-demand (“VOD”) and virtual reality (“VR”). As of March 31, 2021, we held the streaming rights to over 26 festivals and live music events under long-term contracts that range from two to seven years in duration. Today, we have increased these live streaming festival rights and are working to expand our VOD, PPV, content catalog and content capabilities.

Since 2018, we launched LiveZone, a traveling studio originating from live music events and festivals all over the world. LiveZone combines music news, commentary, festival updates and artist interviews, and provide context to premiere events by showcasing exotic locales, unique venues, and artist backstories, adding “pre-show” and “post-show” segments to livestreamed artist performances and original festival-based content. During fiscal year ended March 31, 2021, we launched our own franchises including “Music Lives,” our multi-artist virtual festival, “Music Lives ON,” our weekly series of virtual live-streaming performances, and “The Lockdown Awards”, our award show celebrating the best in quarantine content.

In February 2020, we acquired React Presents, giving us the capability to produce and stream over 200 events annually, including React Presents’ tent pole festival Spring Awakening. In July 2020, we entered the podcasting business with the acquisition of PodcastOne and in December 2020, we entered the merchandising business with the acquisition of CPS.

During the fiscal year ended March 31, 2021, we livestreamed 146 major music festivals and live music events and generated approximately 150 million views worldwide, and as of June 30, 2021, our subscription service eclipsed 1.1 million paid subscribers and approximately 0.9 million monthly active users (“MAUs”) across our audio services. Included in the total number as of June 30, 2021 are certain subscribers which are the subject of a contractual dispute. We are currently not recognizing revenue related to these subscribers. We use MAUs, which is a non-GAAP financial measure, as a measure of our audience reach and define a MAU as a user of one of our platforms who has logged in and visited our music subscription platform, as a unique user, on the day of measurement.

Live Music Events

We produce, edit, curate and stream live music events through (i) broadband transmission over the Internet and/or satellite networks to our users throughout the world, where permitted (“Digital Live Events”) both advertiser supported and PPV events, and (ii) physical ticket sales of on-location music events and festivals at a variety of indoor clubs and outdoor venues and arenas (“On-premise Live Events”). These services allow our users to access live music content in person and over the Internet, including the ability to chat and communicate over our platform. LiveXLive provides Digital Live Events for free to our users; however, beginning in May 2020 we launched PPV capabilities and began charging our users to view certain Digital Live Events. We monetize these live events through third party advertising and sponsorship, including with brands such as Hyundai, Facebook, Tik Tok, Porsche, and Pepsi, and selling territorial licensing rights to Tencent in China and Ocesa in Mexico. Our cost structure varies by music event, and may include set upfront fees/artist guarantees, the amount of which is often dependent on specific artist. A festival’s existing production infrastructure or lack thereof, and, in turn results in, us having a production/financial commitment to the live stream, and in some cases, we may also share the associated revenue. The fees generated from any advertising, sponsored content, VOD/PPV and other services are generally subject to the aforementioned revenue sharing arrangements with certain artists, festival owners and/or music right holders, when applicable.

In February 2020, we acquired React Presents, a Chicago based live music promoter giving us the rights to produce and stream over 200 events annually, including React Presents’ tent pole festival Spring Awakening.

Digital Internet Radio and Music Services

Our digital Internet radio and music services are available to users online and through automotive and mobile original equipment manufacturers (“OEMs”) on a white label basis, which allow certain OEMs to customize the radio and music services with their own logos, branding and systems. Our users are able to listen to a variety of music, radio personalities, news, sports, comedy and the audio of live music events. Our revenue structure for our digital Internet radio and music services varies and may be in the form of (i) a free service to the listener supported by paid advertising, (ii) paid premium subscription services, and/or (iii) a fixed fee per user. The fees generated from ad-supported and subscription services are generally subject to revenue sharing arrangements with music right holders and labels, and fees to festivals, clubs, events, concerts, artists, promoters, venues, music labels and publishers (“Content Providers”).

Podcast Services

Our podcasts are available to users online alongside our digital Internet radio. Our users are able to listen to a variety of podcasts, from music, radio personalities, news, entertainment, comedy and sports. The podcasts are available on the LiveXLive platforms and also on other leading podcast listening platforms such as Apple Music, Spotify, and Amazon. Similar to our digital Internet radio fee structure, we monetize podcasts through (i) paid advertising or (ii) paid premium subscription services. We own one of the largest networks of podcast content in North America, which produces over 300 episodes per week and has generated over 2.26 billion downloads during the year ended March 31, 2021. In April 2021, we announced an agreement with Samsung for all PodcastOne distributed content to be available via the Listen tab on Samsung TV.

Merchandise

With the acquisition of CPS, we now own a group of web-oriented businesses specializing in the merchandise personalization industry. CPS develops, manufactures, and distributes personalized products for wholesale and direct-to-consumer distribution. CPS offers thousands of exclusive personalized gift items for family, home, seasonal holidays, and special events along with personalized jewelry. Wholesale clients include Walmart, Zulily, Zales, Petco, and Bed, Bath, & Beyond.

Ancillary Products and Services

We also provide our customers the following:

●	Regulatory Support – streaming of music is generally subject to copyright protection. Whenever possible, we use our best efforts to clear music copyright licenses, artist streaming preferences and music publishing rights in advance of usage.

●	Post-Implementation Support – once our App is live on a platform, we provide technical and network support, which includes 24/7 operational assistance and monitoring of our services and performance.

Recent Developments

Gramophone Media, Inc. Acquisition

On May 26, 2021, we agreed to acquire through our wholly owned subsidiary 100% of the equity interests of Gramophone Media, Inc. (“Gramophone), an artist and brand development company which comprises boutique agencies specializing in PR, music and technology, A&R, strategic marketing, brand positioning, graphic design, and social media management, for total consideration of $650,000, in cash and shares of our common stock. The shares of our common stock issued to the seller shall be subject to a twenty-four-month lock-up period from the closing date, such that no such shares can be sold, transferred, assigned, hypothecated, or in any way disposed of, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise prior to the expiration of such period. $250,000 of the purchase price shall be paid to the seller in cash if (i) Gramophone achieves and reports GAAP revenue of at least $1.4 million and $0.25 million of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the period from June 1, 2021 to May 31, 2022 (collectively, “First Year Revenue Targets”), or (ii) if the First Year Revenue Targets are not met, if Gramophone achieves and reports GAAP revenue of at least $2 Million and $500,000 in EBITDA the period from June 1, 2022 to May 31, 2023.

Other

During the quarter ended June 30, 2021, we issued an aggregate of 617,966 shares of our common stock and 1,713,092 restricted stock units to our consultants, employees, noteholders and vendors.

Corporate Information

On August 2, 2017, our name changed from “Loton, Corp” to “LiveXLive Media, Inc.”, and we reincorporated from the State of Nevada to the State of Delaware, pursuant to the reincorporation merger of Loton, Corp (“Loton”), a Nevada corporation, with and into LiveXLive Media, Inc., a Delaware corporation and Loton’s wholly owned subsidiary, effected on the same date. As a result of such reincorporation merger, Loton ceased to exist as a separate entity, with LiveXLive Media, Inc. being the surviving entity. Our principal executive offices are located at 269 S. Beverly Dr., Suite #1450, Beverly Hills, CA 90212. Our main corporate website address is www.livexlive.com. We make available on or through our website our periodic reports that we file with the SEC. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with or furnish it to the SEC. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Exchange Act.

THE OFFERING

Issuer	LiveXLive Media, Inc.

Common stock offered by us	Shares having an aggregate offering price of up to $45 million.

Common Stock to be outstanding after this Offering

Up to 93,344,870, assuming sales at a price of $3.00 per share, which was the closing price on the Nasdaq Capital Market on August 20, 2021. Actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through Needham & Company, as agent or principal. See “Plan of Distribution” on page S-11.

Use of proceeds	We retain broad discretion over the use of the net proceeds from the sale of shares of common stock offered hereby. We intend to use the net proceeds from the sale of shares of our common stock for working capital and other general corporate purposes, which may include future acquisitions of businesses and content.

Market for Common Stock:	Our common stock is listed on The Nasdaq Capital Market under the symbol “LIVX.”

Risk factors	Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-6, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

(1)	The number of shares of common stock outstanding after this offering is based on 78,344,870 shares of our common stock issued and outstanding as of August 13, 2021, and excludes:

●	17,600,000 shares of our common stock pursuant to our 2016 Equity Incentive Plan (as amended, the “2016 Plan”), that are reserved for future issuance to our employees, directors and consultants, of which 5,836,146 restricted stock units and options to purchase 3,901,124 shares of our common stock have been granted and are outstanding as of June 30, 2021.

●	Approximately 5,764,719 shares of common stock issuable pursuant to outstanding convertible notes payable as of June 30, 2021.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of any outstanding options or warrants to purchase our common stock and no vesting of RSUs.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our Annual Report on Form 10-K, filed with the SEC on July 14, 2021, our Quarterly Report on Form 10-Q, filed with the SEC on August 16, 2021, and in our other reports filed with the SEC and in future reports that we will file periodically. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the implementation of our corporate strategy. Pending their use to fund our operations, we may invest our cash, cash equivalents and short-term investments, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution as a result of this offering and may experience dilution as a result of future equity offerings.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 15,000,000 shares of our common stock are sold during the term of the Sales Agreement at a price of $3.00 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 20, 2021, for aggregate gross proceeds of $45.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $2.93 per share, representing the difference between our as-adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. Additionally, because the sales of shares of our common stock offered hereby will be made directly into the market, the prices at which we sell such securities will vary and these variations may be significant. As a result, you may suffer dilution if you purchase shares in this offering at a higher price than other shares offered hereby are sold. See the section entitled “Dilution” on page S-9 below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity and/or convertible securities, our stockholders may experience substantial dilution. We may sell or otherwise issue our common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue our common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent issuances. These issuances may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. We may pay for future acquisitions with additional issuances of shares of our common stock as well, which would result in further dilution for existing stockholders.

Pursuant to the 2016 Plan, there are 17,600,000 shares of our common stock reserved for issuance to our employees, directors and consultants, of which 5,836,146 restricted stock units and options to purchase 3,901,124 shares of our common stock have been granted and are outstanding as of June 30, 2021. If our board of directors elects to issue stock, stock options and/or other equity-based awards under the 2016 Plan, our stockholders may experience additional dilution, which could cause our stock price to fall.

Market price of our common stock may be highly volatile, you may not be able to resell your shares at or above the public offering price and you could lose all or part of your investment.

The trading price of our common stock may be volatile. As an investor, you might never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all your investment. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	issuance of our equity or debt securities, or disclosure or announcements relating thereto;

●	the lack of a meaningful, consistent and liquid trading market for our common stock;

●	additional shares of our common stock being sold into the market by us or our stockholders or the anticipation of such sales;

●	our convertible debt securities being converted into equity or the anticipation of such conversion;

●	announcements by us or our competitors of significant events or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and stock market valuations of companies in our industry;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us;

●	changes in regulation or tax law;

●	regulatory developments in the United States and foreign countries; and

●	other events or factors, including those resulting from the impact of COVID-19 epidemic, war or incidents of terrorism, or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of certain companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Additionally, any credit and security agreement that we may enter into in the future will likely contain covenants that will restrict our ability to pay dividends. Any return to stockholders will therefore be limited to the appreciation of their stock.

Sales of a substantial number of shares of our common stock in the public market by certain of our stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

An active trading market for our common stock may not be maintained.

Our stock is currently traded on The Nasdaq Capital Market, but we can provide no assurance that we will be able to maintain an active trading market on this or any other exchange in the future. If an active market for our common stock is not maintained, it may be difficult for our stockholders to sell or purchase shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and impair our ability to acquire other companies or technologies using our shares as consideration.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus supplement. We retain broad discretion over the use of the net proceeds from the sale of shares of common stock offered hereby. We intend to use the net proceeds from the sale of shares of our common stock for working capital and other general corporate purposes, which may include future acquisitions of businesses and content. However, we have no commitments or obligations relating to future acquisitions.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Our net tangible book value as of June 30, 2021 was approximately negative $37.5 million, or negative $0.48 per share of our common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets (including goodwill), and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the full $45.0 million of common stock that may be offered in this offering at an assumed offering price of $3.00 per share, which was the closing price of our common stock on The Nasdaq Capital Market on August 20, 2021, and after deducting estimated offering commissions and expenses payable by us, our as-adjusted net tangible book value as of June 30, 2021 would have been approximately $6.1 million, or $0.07 per share of common stock. This represents an immediate increase in the net tangible book value of $0.55 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $2.93 per share to investors in this offering. The following table illustrates this hypothetical per share dilution:

Assumed public offering price per share		$3.00
Net tangible book value per share as of June 30, 2021	$(0.48)
Increase in net tangible book value per share attributable to this offering	0.55
As adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering		0.07
Dilution per share to new investors purchasing shares in this offering		$2.93

The table above assumes for illustrative purposes that an aggregate of 15,000,000 shares of our common stock are sold at a price of $3.00 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on August 20, 2021, for aggregate gross proceeds of $45.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.00 per share shown in the table above, assuming all of our common stock in the aggregate amount of $45.0 million is sold at that price, would result in our adjusted net tangible book value per share after the offering to remain relatively flat at $0.07 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $3.93 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.00 per share shown in the table above, assuming all of our common stock in the aggregate amount of $45.0 million is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.06 per share and the dilution in net tangible book value per share to new investors in this offering would decrease to $1.94 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

For purposes of calculating net tangible book value, the above table is based on 78,344,870 shares issued and outstanding as of August 13, 2021, and assumes the sale of up to 15,000,000 shares of our common stock by Needham & Company, as Sales Agent, pursuant to the Sales Agreement, and does not include the following:

●	17,600,000 shares of our common stock pursuant to our 2016 Equity Incentive Plan (as amended, the “2016 Plan”), that are reserved for future issuance to our employees, directors and consultants, of which 5,836,146 restricted stock units and options to purchase 3,901,124 shares of our common stock have been granted and are outstanding as of June 30, 2021.

●	Approximately 5,764,719 shares of common stock issuable pursuant to outstanding convertible notes payable as of June 30, 2021.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, pursuant to this prospectus supplement, we are offering shares of our common stock for an aggregate offering price of up to $45,000,000 from time to time to be sold by Needham & Company, as Sales Agent, pursuant to the Sales Agreement.

Common Stock

The material terms and provisions of our common stock are described in the section entitled “Description of Capital Stock — Common Stock” in the prospectus attached hereto.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement, dated August 23, 2021, with Needham & Company, LLC (the “Sales Agent”). The Sales Agreement relates to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may sell shares of our common stock for an aggregate offering price of up to $45,000,000 from time to time through or to the Sales Agent, acting as sales agent or principal, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The form of the Sales Agreement is filed as an exhibit to our Current Report on Form 8-K and is incorporated by reference in this prospectus supplement. The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the sales agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such designated Sales Agent, unless such Sales Agent declines to accept the terms of the notice, such Sales Agent has agreed to use its commercially reasonable efforts consistent with such agent’s normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the sales agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the Sales Agent commission for its services in acting as agent in the sale of common stock. The Sales Agent will be entitled to a commission equal to 3.0% of the gross proceeds from the sale of common stock offered hereby. In addition, we have agreed to reimburse certain expenses of the Sales Agent in an amount not to exceed $50,000 in connection with the preparation of the Sales Agreement and/or establishment of the “at the market offering,” and $5,000 for each periodic update of the “at the market offering”. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these fees and reimbursed expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the sales agreement, will be approximately $120,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the sales agent for certain other specified expenses.

The offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement or (ii) termination of the Sales Agreement as provided therein.

The Sales Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus supplement will be passed upon for us by Foley Shechter Ablovatskiy LLP (“FSA”), New York, New York. As of the date of this prospectus supplement, FSA and certain principals of the firm own securities of our Company representing in the aggregate less than one percent of the shares of our common stock outstanding immediately prior to the filing of this prospectus supplement. FSA may receive shares of our common stock in connection with the satisfaction of outstanding legal fees payable to FSA. Although FSA is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future. The sales agent is being represented in connection with this offering by Covington & Burling LLP, New York, New York.

EXPERTS

The consolidated financial statements as of March 31, 2021 and 2020 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.livexlive.com, through which you can access our SEC filings. The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website, the SEC’s website or any other website referenced herein is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on July 14, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;

●	our Current Report on Form 8-K, filed with the SEC on August 12, 2021;

●	our Current Report on Form 8-K filed with the SEC on August 24, 2021;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 from our definitive Proxy Statement on Schedule 14A, filed with the SEC on July 29, 2021;

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on October 19, 2017, including any further amendment or report filed hereafter for the purpose of updating such description; and

●	all reports and other documents filed after the date of this prospectus supplement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in each of this prospectus supplement, the prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement or the prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Corporate Secretary

LiveXLive Media, Inc.

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

You can also find these filings on our website at www.livexlive.com. We are not incorporating the information on our website other than these filings into this prospectus supplement or the prospectus.

PROSPECTUS

LIVEXLIVE MEDIA, INC.

$150,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock or preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “LIVX.” On January 17, 2019, the last reported sale price of our common stock on Nasdaq Capital Market was $6.92 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “LiveXLive Media,” the “Company,” “we,” “us,” “our” and similar terms refer to LiveXLive Media, Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

LiveXLive Media, Inc. is a pioneer in the acquisition, distribution and monetization of live music, Internet radio and music-related streaming and video content. Through our comprehensive service offerings and innovative content platform, we provide music fans the ability to watch, listen, experience, discuss, deliberate and enjoy live music and entertainment 24/7/365. Serving a global music audience, our mission is to bring the experience of live music and entertainment to music consumers wherever music is watched, listened to, discussed, deliberated or performed around the world. We operate LiveXLive (“LiveXLive”), one of the industry’s leading live music streaming platforms; Slacker Radio, a streaming music service that we obtained through our acquisition of Slacker, Inc. (“Slacker”) on December 29, 2017; and also produce original music-related content.  LiveXLive is the first ‘live social music network’, delivering premium live-streamed, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. From April 1, 2018 to November 30, 2018, we streamed 16 major music festivals and events of live music to over 40 million fans in over 125 countries, and our music subscription services eclipsed over 610,000 paid subscribers and over one million monthly active users. Through our music platform, our users have access to millions of songs and hundreds of expert-curated radio platforms and stations. Today, our business is comprised of a single operating segment (hereon referred to as our “music services”).

We generate revenue primarily through the sales of subscription-based services and advertising from our music offerings, and secondarily from the licensing of our live music content rights and services.

Music Services

Our music services provide our music fans the ability to experience, engage in and listen to live music, digital Internet radio and music streaming services on any connected device and screen 24/7/365, including desk-top, tablets, mobile applications (iOS and Android) and automobile music play interfaces. Today, we provide our music services through dedicated over-the-top applications (“Apps”), LiveXLive and Slacker Radio. Our music services are delivered through digital streaming transmissions over the Internet and or through satellite transmissions. Our users can also access our music platform from our websites, including www.livexlive.com and www.slacker.com, and through our digital Apps.

We acquire the rights to stream our live and recorded music and broadcasts from a combination of festival owners, such as Anschutz Entertainment Group (“AEG”) and Live Nation Entertainment, Inc. (“Live Nation”), music labels, including Universal Music, Warner Music and Sony Music, and through individual music publishers and rights holders. Today, the vast majority of our content acquisition agreements provide us the exclusive rights to produce, license, broadcast and distribute live broadcast streams of these festivals and events throughout the world and across any digital platform, including cable, Internet, video, audio, video-on-demand (“VOD”) and virtual reality (“VR”). Our license rights to provide recorded music licenses and broadcasts principally cover North America today. Through November 30, 2018, we held the streaming rights to 27 festivals under long-term contracts that range from one to seven years in duration, and are working to expand our VOD, content catalog and content capabilities.

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Our music services commenced operations through LiveXLive in the fiscal year ended March 31, 2015, when we streamed our first music festival. During the fiscal year ended March 31, 2018, we acquired Slacker and deployed our subscription-based music services. After the Slacker acquisition, we launched our LXL App across Apple, Roku and Amazon Fire platforms. In February 2018, we entered into a multi-year agreement with Insomniac Holdings LLC (“Insomniac”), a partner with Live Nation and the owner of EDC (“Electronic Daisy Carnival”) festival and other dance music festivals and events, to produce and stream up to 20 major festivals around the world and over 100 events annually across our music platform. With 27 large festivals, over 610,000 paid subscriptions and 1.3 million active users as of November 30, 2018, we have online one of the largest music platforms capable of streaming live and recorded music and broadcasts globally. In the near future, we also expect to deliver more unique content and music related events, including the launch of LiveZone, a 24/7/365 virtual music show that will deliver up-to-date music news and events to our users.

As of November 30, 2018, we live streamed the following major festivals which included over 350 live artist performances since April 1, 2018 alone (including streaming dates and major artists):

●	Rock in Rio – Rio, Brazil and Lisbon, Portugal (September 2015, May 2016, September 2017 and May 2018; Katy Perry, The Killers, Muse, Demi Lovato, Metallica, Maroon 5, Justin Timberlake, Bon Jovi, Guns N’ Roses)

●	Outside Lands – San Francisco, California (August 2016 and 2017; Radiohead, Lorde, Metallica, The Who)

●	Hangout Festival – Gulf Shores, Alabama (May 2017/2018; The Killers, The Chainsmokers, Kendrick Lamar, Mumford & Sons, Weezer, Chance The Rapper, Twenty One Pilots, DJ Snake)

●	Summerfest – Milwaukee, Wisconsin (June/July 2017; Red Hot Chili Peppers, Paul Simon, Tom Petty, Willie Nelson, Bob Dylan)

●	EDC Las Vegas – Las Vegas, Nevada (May 2018; Above & Beyond, Marshmellow, Martin Garrix, Diplo)

●	Rock on the Range - Columbus, Ohio (May 2018; Tool, Avenged Sevenfold, Alice in Chains)

●	Country 500 Music Festival - Daytona, Florida (May 2018; Toby Keith, Chris Stapleton, Dierks Bentley)

●	Montreux Jazz Festival – Lake Geneva, Switzerland (June/July 2018; Queens of the Stoneage, Odesza, Nine Inch Nails, Tyler The Creator, Jack White, Billy Idol, Alice in Chains)

●	Paléo Festival Nyon – Nyon, Switzerland (July 2018; Red Hot Chile Peppers, Arcade Fire, Macklemore)

●	Global Dance Festival – Denver, Colorado (July 2018; Kevin Gates, Juicy J, Machine Gun Kelly, Rich the Kid, Adventure Club)

●	HARD Summer Fest 2018 – Fontana, California (August 2018; Jaden Smith, Travis Scott, Rick Ross, Diplo, Dillon Frances, Marshmellow)

●	Sziget Festival – Budapest, Hungary (August 2018; Arctic Monkeys, Kendrick Lamar, Mumford & Sons)

●	Bumbershoot Festival – Seattle, Washington (August/September 2018; Ludacris, J.Cole, T-Pain, Young Thug, SZA, Blondie)

●	Rolling Loud Festival / Bay Area – Oakland, California (September 2018; Travis Scott, Wiz Khalifa, Gucci Mane)

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●	Life Is Beautiful Music and Arts Festival – Las Vegas, Nevada (September 2018; The Weekend, Arcade Fire, Florence and the Machine, DJ Snake)

●	Escape – San Bernardino, California (October 2018; Martin Garrix, Kaskade, Galantis, Alan Walker, Excision)

●	EDC Orlando – Orlando, Florida (November 2018; Tiesto, Alesso, Pendulum, Martin Garrix)

●	Mac Miller: A Celebration of Life – Los Angeles, California (November 2018; Chance the Rapper, Ty Dolla $ign, John Mayer, Miguel, SZA, Travis Scott)

●	Rolling Loud Festival / Los Angeles – Los Angeles, California (December 2018; Post Malone, Cardi B, Lil Uzi Vert, Lil Wayne, Wiz Khalifa, Playboi Carti)

As of November 30, 2018, our users can listen to our Internet digital radio services through our website, across 3 of the 4 largest mobile telephone carriers in the U.S., Apple iTunes, Google android, ROKU, Apple TV, Amazon Fire TV, YouTube, Twitch, Facebook Live, Daily Motion, Sonos, Xbox operating systems and in automobiles, such as Tesla, Honda, Acura, Fiat, Chrysler, Dodge, Ram, Jeep, Ford, Lexus, Scion, Subaru and Toyota.

Live Music Events

We produce, edit, curate and stream live music events through broadband transmission over the Internet and or satellite networks to our users throughout the world, where permitted. This service allows our users to access live music content over the Internet through their personal cellular phones, desktops, computers, tablets, and televisions, including the ability to chat and communicate over our platform. Today, LiveXLive provides these live music events for free to our users. We plan to monetize these live events through third party advertising, sponsorship, and or selling territorial licensing rights, and in some cases through co-production with third parties such as MTV. Our fee structure varies by festival, and is customarily in the form of (i) a set upfront fee; (ii) a fee based on number of viewers for a particular event and timeframe; and/or (iii) flat fee per licensed territory. The fees generated from advertising, sponsored content, VOD and other services are generally subject to revenue sharing arrangements with our festival owners and music right holders, when applicable.

Digital Internet Radio and Music Services

Today, our digital Slacker Internet radio and music services are available to users online and through original equipment manufacturers (“OEMs”) on a white label basis, which allow certain OEMs to customize the radio and music services with their own logos, branding and systems. Our users are able to listen to a variety of music, radio personalities, news, sports and the audio of live music events. Our fee structure for our digital Internet radio and music services varies, and may be in the form of (i) a free service to the listener supported by paid advertising, (ii) paid premium subscription services, and or (iii) a fixed fee per user. The fees generated from ad-supported and subscription services are generally subject to revenue sharing arrangements with music right holders and labels, and fees to third-party Content Providers.

Ancillary Products and Services

We also provide our customers the following:

●

Regulatory Support – streaming of music is generally subject to copyright protection. Whenever possible, we use our best efforts to clear music copyright licenses, artist streaming preferences and music publishing rights in advance of usage.

●	Post-Implementation Support - once our Apps are live, we provide technical and network support, which includes 24/7 operational assistance and monitoring of our services and performance.

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Corporate Information

On August 2, 2017, our name changed from “Loton, Corp” to “LiveXLive Media, Inc.”, and we reincorporated from the State of Nevada to the State of Delaware, pursuant to the reincorporation merger of Loton, Corp (“Loton”), a Nevada corporation, with and into LiveXLive Media, Inc., a Delaware corporation and Loton’s wholly owned subsidiary, effected on the same date. As a result of such reincorporation merger, Loton ceased to exist as a separate entity, with LiveXLive Media, Inc. being the surviving entity. Our principal executive offices are located at 9200 Sunset Boulevard, Suite #1201, West Hollywood, California 90069. Our main corporate website address is www.livexlive.com. We make available on or through our website our periodic reports that we file with the Securities and Exchange Commission, or the SEC. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with or furnish it to the SEC. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

●	our ability to integrate our acquired businesses;

●	the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably;

●	the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations;

●	changes in laws or regulations that apply to us or our industry;

●	our ability to recognize and timely implement future technologies in the music and live streaming space;

●	our ability to capitalize on investments in developing our service offerings, including Slacker and LiveXLive apps to deliver and develop upon current and future technologies;

●	significant product development expenses associated with our technology initiatives;

●	our ability to deliver end-to-end network performance sufficient to meet increasing customer demands;

●	our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform;

●	our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize;

●	our ability to expand our service offerings and deliver on our service roadmap;

●	our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform;

●	general economic and technological circumstances in the music and live streaming digital markets;

●	our ability to obtain and maintain licenses for content used on legacy music platforms;

●	the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners;

●	unfavorable economic conditions in the music industry and economy as a whole;

●	our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners;

●	the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions;

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●	costs associated with defending pending or future intellectual property infringement actions and other litigation or claims;

●	increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally;

●	fluctuation in our operating results;

●	the demand for live and music streaming services and market acceptance for our products and services;

●	our ability to generate sufficient cash flow to make payments on our indebtedness;

●	our incurrence of additional indebtedness in the future; our ability to repay current indebtedness at maturity or to redeem the convertible debentures upon a fundamental chance or at specific redemption dates;

●	the effect of the conditional conversion feature of our convertible notes and convertible debentures;

●	our compliance with the covenants in our debentures credit agreement; and

●	our ability to overcome substantial doubt about our ability to continue as a going concern.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, as well as the risk factors incorporated by reference in this prospectus, discussed under “Item 1A-Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties.  Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund working capital, capital expenditures and other general corporate purposes, which may include future acquisitions of businesses and content. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

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PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our Certificate of Incorporation and Bylaws are summaries and are qualified by reference to the Certificate of Incorporation and Bylaws that are on file with the SEC.

Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, and 500,000,000 shares of our common stock, $0.001 par value per share.

As of December 3, 2018, there were 0 and 51,991,375 shares of our preferred stock and common stock outstanding, respectively.

As of December 3, 2018, we had 458 holders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Voting

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

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Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. As of December 3, 2018, there were no shares of our preferred stock outstanding, and we have no current plans to issue any shares of our preferred stock.

Authorized and Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Warrants

As of December 3, 2018, there were 167,363, warrants outstanding with an exercise price of $4.01 per share.

Options

As of December 3, 2018, we had entered into agreements to grant options, restricted stock units, and restricted share awards, to purchase 6,125,101 shares of our common stock under the 2016 Equity Incentive Plan, as amended, at a weighted average exercise price of $3.34 per share.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

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Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Bylaws

Provisions of our Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of a majority of our then outstanding common stock.

Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “LIVX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

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●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designations, amount and terms of the securities purchasable upon exercise of the warrants;

●	inapplicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	inapplicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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●	inapplicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	inapplicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

●	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

●	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended and restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the DGCL, and our amended and restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The consolidated financial statements of LiveXLive Media, Inc. as of March 31, 2018 and 2017, and for each of the years in the two-year period ended March 31, 2018, have been incorporated by reference herein in reliance upon the report of Weinberg & Company, P.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.livexlive.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 29, 2018;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018 and September 30, 2018, filed with the SEC on August 20, 2018 and November 14, 2018, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on July 3, 2018, July 3, 2018, July 26, 2018, December 3, 2018 and January 15, 2019;

●	the portions of our definitive proxy statement on Schedule 14A filed with the SEC on October 11, 2018 that are deemed “filed” with the SEC under the Exchange Act;

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●	the description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 and as amended on February 20, 2018, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (Registration No. 333-217893) initially filed with the SEC on May 11, 2017, as amended, and declared effective by the SEC on December 21, 2017, and any amendment or report filed with the SEC for purposes of updating such description;

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-38249.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, LiveXLive Media, Inc., 9200 Sunset Boulevard, Suite #1201, West Hollywood, California 90069, or call (310) 601-2500.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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LIVEXLIVE MEDIA, INC.

Up to $45,000,000

Common Stock

Needham & Company

The date of this prospectus supplement is August 24, 2021.